AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment, effective December 21, 2004 (the “Amendment”) to the Employment Agreement among KMG America Corporation, Kanawha Insurance Company and Paul P. Moore, dated December 21, 2004 (the “Employment Agreement”) is entered into by and among KMG America Corporation (the “Parent”), Kanawha Insurance Company (the “Company”) and Paul P. Moore (the “Executive”). Terms used in this Amendment that are not otherwise defined shall have the same meaning given to them in the Employment Agreement.

Recitals:

WHEREAS, the Parent, the Company and the Executive desire to amend the Employment Agreement to correctly reflect that the Executive is not entitled to cash in lieu of unused vacation time.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged by the parties hereto, the parties agree as follows:

1.            Unused Vacation Time. Section 5(e)(i) of the Employment Agreement is replaced in its entirety with the following new Section 5(e)(i):

“(i) Vacation. The Executive shall be entitled to five (5) weeks of paid vacation per full calendar year. The Executive shall not be entitled to cash in lieu of any unused vacation time. The Executive shall not be entitled to carry over any unused vacation time from year to year.”

2.            Employment Agreement. All terms and conditions in the Employment Agreement that do not conflict with this Amendment shall remain in effect and are enforceable among the parties hereto.

3.            Governing Law. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the Commonwealth of Virginia, without regard to its conflicts of law principles.

4.            Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

5.            Entire Agreement. This Amendment sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, and any prior agreement of the parties hereto in respect of the subject matter contained herein.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year indicated below each of their names.

Attest:	KMG AMERICA CORPORATION

By:______________________________	By:______________________________

Name:

Title:

Date:

Attest:	KANAWHA INSURANCE COMPANY

By:______________________________	By:______________________________

Name:

Title:

Date:

Attest:	PAUL P. MOORE

By:______________________________	____________________________________

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